Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Exhibit 32.1

In connection with the filing of the quarterly report on Form 10-Q for the period ended September 30, 2007 (the “Report”) by Pacific Capital Bancorp (“Registrant”), the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: November 9, 2007	/s/ George S. Leis
George S. Leis
President and Chief Executive Officer

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